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                                  EXHIBIT 2.2

                               OMITTED SCHEDULES
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                                  EXHIBIT 2.2

     There are no schedules or other attachments to the Agreement and Plan of Reorganization identified as Exhibit Number 2.1 and which is attached as Appendix A to the Joint Proxy Statement-Prospectus contained in Part I of this Registration Statement. As reflected in the Agreement and Plan of Reorganization, both parties provided to the other Disclosure Letters which contained qualifications to certain representations and warranties, and the like. By its execution of this Registration Statement, Registrant agrees to furnish supplementally a copy of either or both of such Disclosure Letters to the Commission upon request.